SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  February 9, 1998
                                                  ----------------

                          UCI Medical Affiliates, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

       0-13265                                          59-2225346
       -------                                          ----------
(Commission File Number)                   (I.R.S. Employer Identification No.)

                1901 Main Street, Suite 1200, Columbia, SC   29201
--------------------------------------------------------------------------------
                 (Address of Principal Executive Offices) (Zip Code)

                                 (803) 252-3661
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

           This Form 8-K/A amends the Form 8-K filed with the Securities and Exchange Commission on February 17, 1998 by UCI Medical Affiliates, Inc., a Delaware corporation ("UCI"), and is filed to disclose an amendment to the Agreement reported in the initial filing of this Form 8-K, and to include the financial statements required by Item 7 of Form 8-K.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

           Pursuant to the terms of an Acquisition Agreement and Plan of Reorganization dated February 9, 1998 (the "Agreement"), by and among UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation (the "Company"); UCI Medical Affiliates, Inc., a Delaware corporation ("UCI"); MainStreet Healthcare Corporation, a Delaware corporation (the "Seller"); MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation (the "MainStreet Georgia PC"); MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation (the "MainStreet Tennessee PC"); Prompt Care Medical Center, Inc., a Georgia corporation ("Prompt Care"); Michael J. Dare ("Dare"); A. Wayne Johnson ("Johnson"); PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership ("PENMAN"); and Robert G. Riddett, Jr. ("Riddett"), the Company (a wholly-owned subsidiary of UCI) will acquire substantially all of the assets of Seller associated with Seller's business for a purchase price of $8,050,000, plus the assumption of approximately $685,000 of Seller's line of credit, all as described in the Agreement. The Agreement was amended pursuant to that certain First Amendment To Acquisition Agreement and Plan of Reorganization dated April 15, 1998 (the "Amendment"), by and among the Company; UCI; Seller; MainStreet Georgia PC; MainStreet Tennessee PC; Prompt Care; Dare; Johnson; PENMAN ; and Riddett.

           The purchase price will consist in part of a cash payment by the Company at closing of $900,000 to an escrow agent appointed by Seller and the delivery of a promissory note in the original principal amount of $350,000 executed by the Company in favor of the escrow agent. Such promissory note shall bear interest at a rate of 6.5% per annum and shall be due and payable 90 days after the date of closing. UCI shall guarantee the promissory note. The purchase price received by the escrow agent shall be used to pay certain creditors of the Seller identified to the escrow agent by the Seller.

           The consideration payable by the Company in connection with this acquisition was determined by arms-length negotiations between the Company and the Seller. The funds used for the cash portion of the purchase price under the Agreement, as amended, are expected to be provided from a cash distribution to the Company from its parent company, UCI, out of the net proceeds expected to be received by UCI from the sale by UCI of UCI common stock in a private placement scheduled to close on or about the date of the closing of the Acquisition. The successful completion of such private placement is a condition of closing under the Agreement. The closing of the transactions contemplated by the Agreement is scheduled to occur on or about April 24, 1998.

           The balance of the purchase price shall consist of the issuance to the Seller of shares of UCI common stock having an aggregate value of $6,800,000 (determined by the formula described below). Under the Agreement, the price per share utilized in the formula for determining the number of shares of UCI common stock to be issued to the Seller is the average of the closing prices of UCI's common stock for the trading days during the 30 calendar day period immediately prior to the closing, subject to a maximum price per share of $3.125 and a minimum price per share of $2.375.

           The issuance of the shares requires the prior approval of the shareholders of UCI of (i) a proposed amendment to UCI's Certificate of Incorporation to increase the number of authorized shares of the UCI common stock from 10,000,000 to 30,000,000 shares, and (ii) the issuance of the shares to the Seller as provided in the Agreement, as amended. The shareholders of UCI will vote on these proposed resolutions at the next meeting of the shareholders of UCI which is presently scheduled to be held on or about June 30, 1998. In the event the shareholders of UCI fail to approve any of the required resolutions necessary to issue the shares to the Seller as provided in the Amendment, the transactions contemplated in the Agreement, as amended, shall be unwound and each of the parties to the extent possible shall be restored to its position held prior to the closing.

           Seller provides non-medical management and administrative functions for nine medical facilities in the State of Georgia and two medical facilities located in the State of Tennessee. The medical services of the Georgia facilities are provided by the MainStreet Georgia PC, and the medical services of the Tennessee facilities are provided by the MainStreet Tennessee PC. Pursuant to the Agreement, a Georgia professional corporation affiliated with the Company will be incorporated prior to the date of the closing to purchase substantially all of the assets (including patient records) of the MainStreet Georgia PC for a purchase price of one hundred dollars. Similarly, pursuant to the Agreement, a Tennessee professional corporation affiliated with the Company will be incorporated prior to the date of the closing to purchase substantially all of the assets (including patient records) of the MainStreet Tennessee PC for a purchase price of one hundred dollars.

           Pursuant to the Agreement, the Company will also assume all of the Seller's equipment and real property leases related to such facilities. The Company expects to continue the operations at such facilities in substantially the same manner as they were conducted prior to the acquisition.

           All descriptions of the Agreement, Amendment, and the other documents noted herein are qualified in their entirety by reference to such documents filed as Exhibits to this Current Report on Form 8-K/A.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

           (A)       FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                     The consolidated financial statements for MainStreet Healthcare Corporation, the business to be acquired by a wholly-owned subsidiary of UCI Medical Affiliates, Inc., are included in this report beginning on page 5.

           (B)       PRO FORMA FINANCIAL INFORMATION.

                     The unaudited pro forma financial information prepared to give effect to the acquisition and the private placement described under Item 2 of this report on Form 8-K is included in this report following the financial information included in response to Item 7(a) above.

           (C)       EXHIBITS.

           Exhibit 2 Acquisition Agreement and Plan of Reorganization dated February 9, 1998, by and among UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation; UCI Medical Affiliates, Inc., a Delaware corporation; MainStreet Healthcare Corporation, a Delaware corporation; MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation; MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation; Prompt Care Medical Center, Inc., a Georgia corporation; Michael J. Dare; A. Wayne Johnson; PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership; and Robert G. Riddett, Jr. (Previously filed with the initial filing of this Report on Form 8-K).

           Exhibit 2.1 First Amendment To Acquisition Agreement and Plan of Reorganization dated April 15, 1998, by and among UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation; UCI Medical Affiliates, Inc., a Delaware corporation; MainStreet Healthcare Corporation, a Delaware corporation; MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation; MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation; Prompt Care Medical Center, Inc., a Georgia corporation; Michael J. Dare; A. Wayne Johnson; PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership; and Robert G. Riddett, Jr.

           Exhibit 99 News release of UCI Medical Affiliates, Inc. dated February 13, 1998. (Previously filed with the initial filing of this Report on Form 8-K).

                          UCI MEDICAL AFFILIATES, INC.

                                    Contents


                                                                                                                       Page
MainStreet Healthcare Corporation Unaudited Consolidated Financial Statements,
     for the three months and nine months ended December 31, 1997 and 1996:

            Consolidated Balance Sheets ..................................................................................6
            Consolidated Statements of Operations.........................................................................7
            Consolidated Statements of Cash Flows.........................................................................8
            Notes to Consolidated Financial Statements....................................................................9

MainStreet Healthcare Corporation Consolidated Financial Statements as of March
   31, 1997 and for the period from February 6, 1996 (date of incorporation) to March 31, 1997:

            Independent Auditors' Report ................................................................................10

            Consolidated Balance Sheet ..................................................................................11

            Consolidated Statement of Operations.........................................................................12

            Consolidated Statement of Stockholders' Deficit .............................................................13

            Consolidated Statement of Cash Flows.........................................................................14

            Notes to Consolidated Financial Statements...................................................................15

UCI Medical Affiliates Pro Forma Combined Financial Statements...........................................................24

            Combined Condensed Balance Sheet at December 31, 1997........................................................25

            Combined Condensed Statements of Operations and Accumulated Deficit for
               three months ended December 31, 1997......................................................................26

            Combined Condensed Statement of Operations and Accumulated Deficit for
               fiscal year ended September 30, 1997......................................................................27

            Notes to Combined Statements of Operations ..................................................................28

                        MainStreet Healthcare Corporation
                           Consolidated Balance Sheets




                                                                                  December 31, 1997      March 31, 1997
                                                                                  ----------------      ----------------
ASSETS                                                                              (unaudited)              (audited)
Current assets:
Cash                                                                                      $84,340                  $1,950
    Accounts receivable, less allowances for contractural
    adjustments and uncollectible accounts of $1,788,679 and
    $1,258,571, respectively                                                            1,486,930               1,110,019
Accounts receivable, stockholders                                                          75,576
Redeemable preferred stock subscriptions receivable                                            --                 750,000
Other receivables                                                                          17,995                 110,658
Prepaid and other                                                                         101,686                  44,010
           Total current assets                                                         1,766,527               2,016,637
Property and equipment, net                                                             1,562,140               1,422,594
Intangible assets, net                                                                  1,708,799               1,968,252
Other assets                                                                              617,776                 388,393

           Total assets                                                                $5,655,242              $5,795,876
                                                                                  ===============       =================

LIABILITIES AND STOCKHOLDERS' DEFICIT Current liabilities:
        Accounts payable                                                               $1,089,166                $695,411
        Other accrued expenses and liabilities                                          1,339,398                 615,237
        Current portion of notes payable                                                  372,052                 357,053
        Current portion of capital lease obligations                                       69,152                   3,401
        Stockholder loan                                                                   19,476                  18,252
                                                                                  ---------------
           Total current liabilities                                                    2,889,244               1,689,354
Notes payable, less current portion                                                       589,777                 751,261
Capital lease obligations, less current portion                                            91,075                  14,183
                                                                                  ---------------       -----------------
           Total liabilities                                                            3,570,096               2,454,798

Redeemable preferred stock, $.01 par value; 412 shares                                    412,000                      --
    authorized, no shares issued and outstanding
5% cumulative redeemable preferred stock, $1,000
    redemption value; 6,000 authorized, 4,367 and 4,117                                 4,367,000               4,117,000
    shares issued and outstanding
Class A nonvoting convertible common stock, $.01 par value; 5,000,000 shares authorized, 276,000 and 268,000
    shares issued and outstanding, respectively                                           696,015                 696,015
STOCKHOLDER'S DEFICIT
Class B common stock, $.01 par value; 20,000,000 shares authorized, 6,460,452 and 5,875,000 shares issued and
    outstanding, respectively                                                              64,605                  58,750
Additional paid-in capital                                                                 84,478                  81,550
Accumulated deficit                                                                   (3,538,952)             (1,612,237)
                                                                                  ---------------       -----------------
           Total stockholder's deficit                                                (3,389,869)             (1,471,937)
                                                                                                        -----------------
           Total liabilities and stockholders' deficit                                 $5,655,242              $5,795,876
                                                                                  ===============       =================

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        MainStreet Healthcare Corporation
                      Consolidated Statements of Operations
                                   (unaudited)





                                                          Three Months ended                     Nine Months Ended
                                                             December 31,                          December 31,
                                                   ---------------------------------   -----------------------------------

                                                         1997             1996              1997                1996
                                                   --------------    ---------------   ---------------    ---------------
Net patient service revenue                          $  1,641,319     $    1,039,691    $    5,078,264     $    2,107,199


Operating expenses:
        Cost of affiliated physician                      673,764            410,487         2,410,887            777,738
           services
        Clinic salaries, wages and benefits               541,798            309,222         1,789,758            604,091
        Clinic rent and lease expense                     140,030             48,763           426,453            120,820
        Clinic supplies                                   160,243            136,262           515,767            270,277
        Other clinic costs                                197,259            106,818           671,126            197,666
        General corporate expenses                        256,828            127,365           724,258            201,485
        Depreciation and amortization                      28,051             29,610           252,462            100,867
         Total expenses                                 1,997,973          1,168,527         6,790,711          2,272,944
                                                   --------------    ---------------   ---------------    ---------------

Operating loss                                          (356,654)          (128,836)       (1,712,447)          (165,745)
                                                   --------------    ---------------   ---------------    ---------------

Other income (expense):
        Interest expense, net                           (102,320)           (37,148)         (214,268)           (37,148)
                                                   --------------    ---------------
         Loss before income taxes                       (458,974)          (165,984)       (1,926,715)          (202,893)
                                                   --------------    ---------------   ---------------    ---------------

Income taxes                                           --                 --                 --                  --
                                                   --------------    ---------------   ---------------    ---------------

         Net loss                                    $  (458,974)     $    (165,984)    $  (1,926,715)     $    (202,893)
                                                   ==============    ===============   ===============    ===============


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        MainStreet Healthcare Corporation
                      Consolidated Statements of Cash Flows
                    For the nine month period ended December
                  31, 1997 and the period from February 6, 1996
                      (incorporation) to December 31, 1996
                                   (unaudited)




                                                                                             1997                  1996
                                                                                      ----------------       ----------------
OPERATING ACTIVITIES:
Net income                                                                                $(1,926,715)          $   (202,893)
Adjustments to reconcile net income to cash provided
    by operating activities:

        Depreciation and amortization                                                          252,462                100,867
        Intangible assets and organizational costs                                           (108,001)                     --
        (Increase) decrease in assets:
         Accounts receivable, net                                                            (376,911)              (307,187)
         Other receivables                                                                      92,663                (9,898)
         Prepaid expenses and other assets                                                    (57,676)               (73,009)
      Increase (decrease) in liabilities:
         Accounts payable                                                                      393,755                455,631
         Other accrued expenses and liabilities                                                764,161                161,276
                                                                                      ----------------       ----------------

             Net cash provided (used) by operating activities                                (966,262)                124,787
                                                                                      ----------------       ----------------
INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash acquired                                              (80,000)            (1,226,480)
Purchases of property and equipment                                                          (173,937)              (306,826)
             Net cash used by investing activities                                           (253,937)            (1,533,306)
                                                                                      ----------------       ----------------
FINANCING ACTIVITIES:
Net proceeds from issuance of preferred stock                                                  550,972              2,071,607
Proceeds from shareholder loans                                                                  1,224              1,370,300
Proceeds from issuance of common stock                                                           4,235                 65,810
Net borrowings under capital lease obligations                                                 222,643                     --
Receipt of preferred stock subscriptions                                                       750,000                     --
Repayments of notes payable                                                                  (226,485)              (317,523)
Repayments of shareholder loans                                                                     --              (295,141)
                                                                                      ----------------       ----------------
         Net cash provided by financing activities                                           1,302,589              2,895,053
                                                                                      ----------------       ----------------

         Net increase in cash and cash equivalents                                              82,390              1,486,534
Cash and cash equivalents, beginning of period                                                   1,950                     --
                                                                                      ----------------       ----------------
Cash and cash equivalents, end of period                                                $       84,340           $  1,486,534
                                                                                      ================       ================

Cash paid during the year:
    Interest                                                                            $       90,757         $       17,947
                                                                                      ================       ================

    Income taxes                                                                      $             --       $             --
                                                                                      ================       ================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        MainStreet Healthcare Corporation
                   Notes to Consolidated Financial Statements


NOTE 1.  BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in accordance with the requirements for interim financial statements and, accordingly, they are condensed and omit disclosures which would substantially duplicate those contained in the most recent audited financial statements. The financial statements as of December 31, 1997 and for the interim periods ended December 31, 1997 and 1996 are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Year to date operating results for 1996 are measured from the date of incorporation, February 6, 1996. Operating results for the nine month or the three month periods ended December 31, 1997 are not necessarily indicative of the results that may be expected for the fiscal year ended March 31, 1998. The financial information as of March 31, 1997 has been derived from the audited financial statements as of that date. For further information, refer to the financial statements and the notes included in the financial report of MainStreet Healthcare Corporation ("MHC").


NOTE 2.  SUBSEQUENT EVENT

On February 9, 1998, management of MHC signed a definitive Acquisition Agreement whereby UCI Medical Affiliates, Inc. agreed to purchase substantially all the assets of MHC for $8,050,000, plus the assumption of certain capital lease obligations and the assumption of MHC's debt under its existing line of credit agreement with a financial institution. The acquisition of MHC by UCI Medical Affiliates, Inc is conditioned upon a successful private placement of UCI Medical Affiliates, Inc common stock with parties unrelated to the Acquisition Agreement. The transaction is subject to approval by the stockholders of UCI Medical Affiliates, Inc.

KPMG Peat Marwick LLP 303 Peachtree Street, N.E.
Suite 2000
Atlanta, GA 30308

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
MainStreet Healthcare Corporation:


We have audited the accompanying consolidated balance sheet of MainStreet Healthcare Corporation as of March 31, 1997, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the period February 6, 1996 (date of incorporation) to March 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MainStreet Healthcare Corporation at March 31, 1997, and the results of its operations and its cash flows for the period February 6, 1996 (date of incorporation) to March 31, 1997 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that MainStreet Healthcare Corporation will continue as a going concern. As discussed in note 1(b) to the consolidated financial statements, MainStreet Healthcare Corporation has suffered recurring losses and has a working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1(b). The accompanying consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

November 14, 1997, except
    as to note 12(b), which is
    as of February 3, 1998                 /s/ KPMG Peat Marwick LLP

                        MAINSTREET HEALTHCARE CORPORATION

                           Consolidated Balance Sheet
                                 March 31, 1997


                                                           Assets
                                                           ------
Current assets:
    Cash                                                                                               $         1 ,950
    Accounts receivable, less allowances for contractual adjustments
       and uncollectible accounts of $1,258,571                                                               1,110,019
    Redeemable preferred stock subscriptions receivable (notes 4 and 11)                                        750,000
    Other receivables                                                                                           110,658
    Prepaid and other                                                                                            44,010
                                                                                                               --------
             Total current assets                                                                             2,016,637

Property and equipment, net (notes 3 and 6)                                                                   1,422,594
Intangible assets, net (notes 3 and 5)                                                                        1,968,252
Other assets                                                                                                    388,393
                                                                                                              ---------

             Total assets                                                                              $      5,795,876
                                                                                                              =========

                                              Liabilities and Stockholders' Deficit
                                              -------------------------------------

Current liabilities:
    Accounts payable                                                                                   $        695,411
    Other accrued expenses and liabilities                                                                      615,237
    Current portion of notes payable (notes 3 and 7)                                                            357,053
    Current portion of capital lease obligation (note 7)                                                          3,401
    Shareholder loan (note 8)                                                                                    18,252
                                                                                                               --------
               Total current liabilities                                                                      1,689,354

Long-term liabilities:
    Notes payable, less current portion (notes 3 and 7)                                                         751,261
    Capital lease obligation, less current portion (note 7)                                                      14,183
                                                                                                             ----------
               Total long-term liabilities                                                                      765,444

               Total liabilities                                                                              2,454,798

Redeemable preferred stock, $.01 par value; 13,250 shares authorized,
    no shares issued and outstanding                                                                                 -
5% cumulative redeemable preferred stock, $1,000 redemption value;
    6,000 shares authorized, 3,367 shares issued and outstanding, 750
    shares subscribed (notes 4, 11, and 12)                                                                  4,117,000
Class A nonvoting convertible common stock, $.01 par value;
    5,000,000 shares authorized, 268,000 shares issued and outstanding                                         696,015

Stockholders' deficit (note 4):
    Class B common stock, $.01 par value; 20,000,000 shares authorized,
    5,875,000 shares issued and outstanding                                                                     58,750
    Additional paid-in capital                                                                                  81,550
    Accumulated deficit                                                                                     (1,612,237)
                                                                                                            ----------
Total stockholders' deficit                                                                                 (1,471,937)
    Total liabilities and stockholders' deficit                                                         $    5,795,876
                                                                                                        --------------

See accompanying notes to consolidated financial statements.

                        MAINSTREET HEALTHCARE CORPORATION

                      Consolidated Statement of Operations

    For the period February 6, 1996 (date of incorporation) to March 31, 1997

Net patient service revenue                          $     3,665,982
                                                           ---------

Operating expenses:
    Cost of affiliated physician services                  1,733,826
    Clinic salaries, wages, and benefits                   1,131,729
    Clinic rent and lease expense (notes 7 and 8)            306,571
    Clinic supplies                                          287,431
    Other clinic costs                                       428,987
    General corporate expenses (note 8)                      571,499
    Depreciation and amortization (notes 5 and 6)            217,029
    Clinic start-up expenses                                 307,419
                                                           ---------
             Total expenses                                4,984,491

Operating loss                                            (1,318,509)

Interest expense, net (note 7)                               161,774
Loss on clinic disposals (note 12(a))                         88,990
                                                          ----------
             Loss before income taxes                     (1,569,273)

Income taxes (note 9)                                              -
                                                          ----------

             Net loss                                $    (1,569,273)
                                                          ==========


See accompanying notes to consolidated financial statements.

                        MAINSTREET HEALTHCARE CORPORATION

                 Consolidated Statement of Stockholders' Deficit

    For the period February 6, 1996 (date of incorporation) to March 31, 1997

                                                  Class B
                                               Common Stock                    Additional                             Total
                                       --------------------------------          Paid-in         Accumulated      Stockholder's
                                         Shares               Amount             Capital           Deficit           Deficit
                                         ------               ------             -------           -------           -------
Balance at February 6, 1996                    -           $          -               -                   -                -
Issuance of common stock               5,875,000                 58,750          38,586                               97,336
Accretion of difference
   Between fair value and
   guaranteed value of stock
   issued in connection with
   acquisition (note 3)                        -                      -          42,964              (42,964)              -
Net loss                                       -                      -               -           (1,569,273)     (1,569,273)
                                       ---------            -----------         -------         -------------     -----------
Balance at March 31, 1997              5,875,000            $    58,750          81,550           (1,612,237)     (1,471,937)
                                       =========             ==========         =======          ============     ==========

See accompanying notes to consolidated financial statements.

                        MAINSTREET HEALTHCARE CORPORATION

                      Consolidated Statement of Cash Flows

    For the period February 6, 1996 (date of incorporation) to March 31, 1997

Operating activities:
    Net loss                                                         $     (1,569,273)
    Adjustments to reconcile net loss to net cash provided
        (used) by operating activities:
           Depreciation and amortization                                      217,029
           Changes in operating assets and liabilities,
             net of effects of acquisitions:
                Accounts receivable, net                                     (517,720)
                Other receivables                                            (110,658)
                Prepaid expenses and other assets                             (64,010)
                Accounts payable                                              580,688
                Other accrued expenses and liabilities                        615,237
                                                                        -------------
                     Net cash used by operating activities                   (848,707)
                                                                        -------------

Investing activities:
    Acquisitions of businesses, net of cash acquired (note 3)              (1,226,480)
    Purchases of property and equipment                                      (631,279)
                                                                         ------------
                     Net cash used by investment activities                (1,857,759)
                                                                         ------------

Financing activities:
    Net proceeds from issuance of preferred stock                           2,071,607
    Proceeds from shareholder loans                                         1,370,300
    Proceeds from issuance of common stock                                     65,810
    Net borrowings under capital lease obligations                             17,584
    Repayment of notes payable                                               (423,363)
    Repayment of shareholder loans                                           (393,522)
                                                                           ----------
                     Net cash provided by financing activities              2,708,416
                                                                           ----------

                     Net increase in cash                                       1,950

Cash at beginning of period                                                         -

Cash at end of period                                                $          1,950
                                                                      ===============
Supplemental disclosure of cash flow information -
    cash paid during the period for:
        Interest                                                     $         55,476
        Income taxes                                                                -


See accompanying notes to consolidated financial statements.

                        MAINSTREET HEALTHCARE CORPORATION

                   Notes to Consolidated Financial Statements
                                 March 31, 1997

(1)        Organization and Basis of Presentation

           (a)       Description of Business

                     MainStreet Healthcare Corporation ("the Company") was incorporated on February 6, 1996. The Company was organized to purchase general practitioner outpatient clinics in Georgia and Tennessee. After purchasing a clinic, the Company focuses on centralizing fixed costs and reducing the overall overhead of each outpatient clinic in order to maximize income and cash flow. During the period from February 6, 1996 to March 31, 1997, MainStreet acquired 12 primary care clinics.

           (b)       Basis of Presentation

                     The consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company and the affiliated professional corporations ("Professional Corporations"). Through the clinic services agreements between the Company and the Professional Corporations, the Company has assumed full responsibility for the operating expenses in return for the assignment of the revenue of the professional corporations.

                     The Company has perpetual, unilateral control over the assets and operations of the Professional Corporations, and notwithstanding the lack of technical majority ownership of the stock of such entities, consolidation of the various professional corporations is necessary to present fairly the financial position and results of operations of the Company because of control by means other than ownership of stock. Control by the Company is perpetual rather than temporary because of (i) the length of the original terms of the agreements, (ii) the successive extension periods provided by the agreements, (iii) the continuing investment of capital by the Company, (iv) the employment of the nonphysician personnel, and (v) the nature of the services provided to the Professional Corporations by the Company. All intercompany accounts and transactions have been eliminated in the consolidation.

                     The Company has experienced recurring losses since its inception, including approximately $1,900,000 (unaudited) from April 1, 1997 through December 31, 1997, and has a net working capital deficiency of approximately $1,200,000 (unaudited) as of December 31, 1997. Management has entered into a letter of intent to sell its operating clinics at an amount that in its opinion would generate sufficient value to satisfy all its outstanding debt obligations in either cash or stock (see note 12(b)). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(2)        Summary of Significant Accounting Policies

           (a)       Property and Equipment

                     Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets.

                        MAINSTREET HEALTHCARE CORPORATION

                   Notes to Consolidated Financial Statements

           Equipment held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the assets.

           (b)       Intangible Assets

                     (1)       Noncompete Agreements

                               In connection with certain clinic acquisitions, the Company entered into noncompete agreements with physicians. Such agreements are being amortized using the straight-line method over the terms of the agreements, generally three to five years.

                     (2)       Excess of Cost

                               Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line method over the expected periods to be benefited, generally fifteen years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved. In management's estimation, the remaining amount of goodwill has continuing value.

           (c)       Net Revenue

                     Patient revenue is recorded at established rates reduced by allowances for doubtful accounts and contractual adjustments. Contractual adjustments arise due to the terms of certain reimbursement and managed care contracts. Such adjustments represent the difference between charges at established rates and estimated recoverable amounts and are recognized in the period the services are rendered. Any differences between estimated contractual adjustments and actual final settlements under reimbursement contracts are reported as contractual adjustments in the year final settlements are made.

           (d)       Income Taxes

                     The Company accounts for income taxes using the asset and liability method of Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES ("SFAS No. 109"). Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                        MAINSTREET HEALTHCARE CORPORATION

                   Notes to Consolidated Financial Statements


           Prior to the merger of MainStreet Georgia with and into MainStreet Delaware, as discussed in note 4, the Company was taxed as an S Corporation under the Internal Revenue Code. As a result, the Company has been taxed in a manner similar to a partnership for the period prior to December 9, 1997, and has not provided any federal or state income taxes as the results of operations were passed through to, and the related income taxes became the individual responsibility of the Company's shareholders.

           (e)       Impairment of Long-Lived Assets

                     Financial Accounting Standards No. 121 ("SFAS No. 121"), ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, requires the Company to review for the impairment of long-lived assets and certain identifiable intangibles to be held and used by the Company whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

                     The statement also addresses the accounting for long-lived assets that are expected to be disposed. SFAS No. 121 is applicable for most long-lived assets, identifiable intangibles, and goodwill related to those assets. Management has determined that long-lived assets are fairly stated in the accompanying consolidated balance sheet and that no indicators of impairment are present.

           (f)       Redeemable Preferred Stock Offering Costs

                     Costs associated with the issuance of mandatory redeemable preferred stock have been capitalized and are being amortized using a straight-line method over five years and are included in other assets in the accompanying consolidated balance sheet (see note 5).

           (g)       Use of Estimates

                     Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3)        Acquisitions

       The Company acquired, through its wholly owned subsidiaries, certain operating assets of 12 primary care physician clinics.

       Simultaneous with each acquisition, the Company enters into long-term clinic services agreements. Under these agreements, the Company manages all aspects of the affiliated practice other than the provision of medical services, which is controlled by the physician groups. For providing services under the clinic services agreements, the physicians receive compensation based on individually negotiated contracts. Generally, the clinic service agreements cannot be terminated by the physician group or the Company without cause, which includes material default or bankruptcy of either party.

                        MAINSTREET HEALTHCARE CORPORATION

                   Notes to Consolidated Financial Statements


       The acquisitions have been accounted for by the purchase method of accounting and, accordingly, the purchase price has been allocated to the net assets acquired and the liabilities assumed based upon the fair values at the dates of acquisition. In connection with the acquisitions, the Company issued 268,000 shares of common stock in MainStreet Healthcare Corporation. The Company guaranteed the fair market value of the stock to be $5 per share at various dates in the future and recorded the stock by discounting the guarantee price using a risk-based interest rate of 15%. The difference between the fair value and guaranteed value of stock issued in connection with the issuance of stock of $643,395 is being accreted over the period from the date of issuance to the various settlement dates through periodic charges to accumulated deficit. The Company also issued $1,531,677 in notes payable. The excess of the purchase price over the fair values of the net assets acquired was $1,813,179 and has been recorded as goodwill and is being amortized using a straight-line method over 15 years. The composition of acquisition of businesses, net of cash acquired, is set forth below:

            Working capital, other than cash                         $  477,577
            Property and equipment                                      862,916
            Noncompete agreements                                       300,500
            Excess of costs over fair value of assets acquired        1,813,179
            Less:
               Value of stock issued                                   (696,015)
               Value of notes payable issued                         (1,531,677)

            Cash purchase price, net of cash acquired                $1,226,480
                                                                     ==========

       The operating results of the acquired clinics have been included in the consolidated statement of operations from the respective dates of acquisition.

(4)    Reorganization

       MainStreet Healthcare Corporation (MainStreet Georgia) was organized on February 6, 1996 as a Georgia Corporation and was authorized 10,000,000 shares of no par common stock of which 5,375,000 shares were issued.

       On December 4, 1996, MainStreet Healthcare Corporation (MainStreet Delaware) was incorporated and was authorized 10,000,000 shares of no par common stock. Effective December 9, 1996, the shareholders of MainStreet Georgia exchanged their shares for equal shares in MainStreet Delaware pursuant to a merger of MainStreet Georgia with and into MainStreet Delaware.

       On December 11, 1996, MainStreet Delaware amended and restated the Certificate of Incorporation in order to give MainStreet Delaware the authority to issue preferred stock and common stock as follows:

                (a) 20,000 shares of Preferred Stock, par value $.01 per share. MainStreet Delaware's Board of Directors has the authority to fix the terms of the Preferred Stock.

                        MAINSTREET HEALTHCARE CORPORATION

                   Notes to Consolidated Financial Statements

                (b) 5,000,000 shares of Class A Non-Voting Convertible Common Stock, par value $.01 per share. One share of Class A Non-Voting is convertible upon: (i) a Qualified Public Offering; (ii) a sale of MainStreet Delaware; or (iii) a sale of a majority of the Class B Common Stock, into one fully paid and non-assessable share of Class B Common Stock.

                (c) 20,000,000 shares of Class B Common Stock, par value $.01 per share.

                           The Class A and Class B common stocks are identical, except with respect to voting rights, where the Class A shares have no voting rights. The Class A shares are nonvoting convertible into one share of Series B stock upon: (i) a Qualified Public Offering; (ii) a sale of the Company; or (iii) a sale of a majority of the shares of Class B stock.

       Effective December 12, 1996, MainStreet Delaware entered into a recapitalization agreement. The shareholders of MainStreet Georgia exchanged a total of 5,375,000 shares of no par common stock in MainStreet Georgia and $948,026 of debt owed by MainStreet Georgia to the shareholders for 2,350,000 shares of no par common stock and 927 shares of five percent cumulative mandatory redeemable preferred stock in MainStreet Delaware. In addition, Penman Private Equity and Mezzanine Fund, L.P., (Penman) purchased 3,525,000 shares of Class B Common Stock for $60,000 and 2,440 shares of five percent mandatory redeemable preferred stock in MainStreet Delaware for $2,071,607, net of offering expenses of $368,393. The preferred stock is mandatory redeemable on December 12, 2001.

       On March 21, 1997, Penman subscribed to 750 shares of the five percent mandatory redeemable preferred stock for $750,000. On April 8, 1997, the Company received $750,000 for the subscribed preferred stock.

(5)    Intangible Assets Intangible assets consists of:

           Excess of cost over fair value of assets acquired        $1,813,179
           Noncompete agreements                                       300,500
           Less accumulated amortization                              (145,427)
                                                                      --------

                                                                    $1,968,252
                                                                     =========
(6)    Property and Equipment Property and equipment consists of:
           Land                                                     $  104,600
           Buildings and improvements                                  406,635
           Furniture and fixtures                                      181,621
           Clinic equipment                                            559,451
           Office equipment                                            193,843
           Leasehold improvements                                       48,046
                                                                     ---------
                                                                     1,494,196
       Accumulated depreciation and amortization                       (71,602)
                                                                     ---------
                                                                    $1,422,594
                                                                     =========

                        MAINSTREET HEALTHCARE CORPORATION

                   Notes to Consolidated Financial Statements


(7)        Long-Term Debt and Leases

       Long-term debt and capital leases consists of:




          Notes payable to physician groups with interest rates ranging from 7% to 10.5%, with payments
                      due at varying intervals through March 1, 2006               $  1,108,314
          Capital leases                                                                 17,584
                                                                                     ----------
                                                                                      1,125,898
       Less amounts due within one year                                                 360,454
                                                                                     ----------
                                                                                   $    765,444
                                                                                     ==========

       The following is a schedule of principal maturities of long-term debt, including capital leases, as of March 31, 1997.

                     1998                                                          $    360,454
                     1999                                                               360,717
                     2000                                                               161,691
                     2001                                                                37,929
                     2002                                                                34,814
                     Thereafter                                                         170,293
                                                                                     ----------

                     Total                                                         $  1,125,898
                                                                                     ==========

           CAPITAL LEASES: The Company is the lessee of equipment under a capital lease which expires during the next ten years. The related equipment is being amortized over ten years and the related amortization expense is included with depreciation expense in the consolidated statement of operations.

           The following is a schedule of future minimum lease payments under the capital leases together with the present value of the net minimum lease payments as of March 31, 1997.


                     1998                                                          $      6,045
                     1999                                                                 6,045
                     2000                                                                 6,045
                     2001                                                                 5,892
                                                                                       --------
                     Total minimum lease payments                                        24,027

           Less amounts representing interest                                            (6,443)
                                                                                        -------
           Obligation under capital leases                                               17,584
           Less current portion of capital lease obligations                             (3,401)
                                                                                        -------

           Long-term obligations under capital leases                             $      14,183
                                                                                       ========

           Capitalized equipment leases included in equipment was $18,600 at March 31, 1997. The imputed interest rate was 16.45% at March 31, 1997.

                        MAINSTREET HEALTHCARE CORPORATION

                   Notes to Consolidated Financial Statements


           OPERATING LEASES: Operating leases generally consist of short-term lease agreements for professional office space where the medical practices are located. These leases generally have five-year terms with renewal options. Lease expense of $250,000 for 1997 consists of corporate office space, corporate equipment and medical office space, and equipment for the operating practices.

           The following is a schedule of future minimum lease payments under noncancelable operating leases as of March 31, 1997.

                     1998                                                  $           512,353
                     1999                                                              453,355
                     2000                                                              426,199
                     2001                                                              411,586
                     2002                                                              258,130
                     Thereafter                                                         76,757
                                                                                    ----------

                                                                           $         2,138,380
                                                                                     =========

(8)        Related Party Transactions

           The Chief Executive Officer and Chief Operating Officer of the Company made loans to finance the Company's operations in the amounts of $1,345,000 and $25,300, respectively, of which $20,000 and $500, respectively, of contributed capital was converted to debt under the Reorganization discussed in note 4. Of the $1,345,000, $927,000 was converted into preferred stock; $21,026 was converted into Class B common stock; $378,722 was repaid during the year; and the remainder of $18,252 is outstanding at March 31, 1997. Of the $25,300, $10,500 was converted into Class B common stock, and $14,800 was repaid during the year.

           During the period ended March 31, 1997, the Company made payments of $116,260 to related parties for rent expense in connection with the clinic facilities. Also, the Company made principal and interest payments of $14,220 on behalf of the Chief Executive and Operations Officers of the Company for the corporate office location.

           In the process of acquiring the physician clinic groups, the Company paid $47,650 to a consultant who became an officer of the Company.

(9)        Income Taxes

           Because of operating losses, the Company has not provided any income tax expense for the year ended March 31, 1997. The Company has operating loss carryforwards, which may be used to reduce future taxable income, of approximately $280,014 at March 31, 1997 which expire beginning in 2010.

           The income tax recognition of temporary differences originating before the Company became a C Corporation will reverse. Accordingly, an income tax liability of $101,500 was recorded as of the date the Company became a C Corporation.

                        MAINSTREET HEALTHCARE CORPORATION

                   Notes to Consolidated Financial Statements


           Deferred income taxes determined in accordance with Statement 109 reflect the net tax effects of (a) temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and (b) operating loss and tax credit carryforwards. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Due to the uncertainty of future realization, the Company's deferred tax assets are subject to a valuation allowance that results in the recognition of no deferred tax asset at March 31, 1997.

           The tax effects of significant items comprising the Company's deferred income taxes for March 31, 1997 are as follows:

              Deferred tax assets:
                  Accrual to cash                                                  $      207,000
                  Net operating loss carryforwards                                        106,400
                  Other                                                                    49,300
                                                                                     ------------
                                                                                          362,700
                  Less valuation allowance                                              ( 318,600)
                                                                                         --------
                         Net deferred tax assets                                           44,100

              Deferred tax liabilities - depreciation                                     (44,100)
                                                                                     ------------

                        Net deferred taxes                                         $            -
                                                                                     ============


              The significant components of the deferred income tax expense (benefit) for the period ended March 31, 1997 are as follows:



                  Deferred income tax benefit                                      $      420,100
                  Change in tax status from S Corporation
                               to C Corporation                                          (101,500)
                  Increase in valuation allowance                                        (318,600)
                                                                                          -------

                               Deferred income tax expense                         $            -
                                                                                     ============

(10)          Contingencies

              In addition to the general liability and malpractice insurance carried by the individual physicians, the Company is insured with respect to general liability and medical malpractice risks on a claims-made basis. To the extent that any claims-made coverage is not renewed or replaced with equivalent insurance, claims based on occurrences during the term of the coverage, but reported subsequently, would be uninsured. Management anticipates that the claims-made coverage currently in place will be renewed or replaced with equivalent insurance as the term of such coverage expires.

                        MAINSTREET HEALTHCARE CORPORATION

                   Notes to Consolidated Financial Statements


(11)       Redeemable Preferred Stock

           Five percent preferred stock is cumulative, mandatory redeemable nonvoting shares issued in connection with the reorganization described in note 4. The five percent dividend is payable when declared by the Company. During 1997, the Company declared a dividend of $47,046 based on the preferred stock issuance date of December 12, 1996. Upon sale of the Company or a Qualified Public Offering, the Company will redeem the preferred stock at the redemption price which is $1,000 per share plus the amount of accrued and unpaid dividends at such date. The preferred shares are mandatory redeemable on December 12, 2001. If the Company is unable or does not redeem the preferred shares, the dividend rate will increase to nine percent.

           The Company granted options to acquire up to 146,875 shares of Class B common stock to officers of the Company, which are vested and are exercisable at $5.50 per share.

(12)       Subsequent Events

           (a) Subsequent to March 31, 1997, the Company closed two physician clinics which were purchased during the period. The amount of the loss, including write-off of goodwill, accounts receivable, and property and equipment, was $88,990.

           (b) The Company has signed a letter of intent dated February 3, 1998 for the sale of substantially all of its assets to UCI Medical Affiliates Inc. ("UCI"). The consideration paid by UCI to the Company for the assets, as defined in the letter of intent, shall be $8,050,000 plus assumption of debt of $685,000.

                         PRO FORMA FINANCIAL INFORMATION

           The following unaudited pro forma combined condensed financial statements (the "Condensed Statements") have been prepared to give effect to the acquisition and the private placement described under Item 2 of this report on Form 8-K. The purchase method of accounting was used to give effect to all transactions.

           The Condensed Statements reflect certain assumptions regarding the proposed acquisition (the "Acquisition") and the proposed private placement (the "Private Placement") and are based on the historical consolidated financial statements of the respective entities. The Condensed Statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited financial statements and the unaudited interim financial statements, including the notes thereto, of UCI, which are incorporated by reference in this report from the Form 10-KSB/A of UCI for the year ended September 30, 1997 and the Form 10-QSB of UCI for the quarter ended December 31, 1997, and the unaudited financial statements of MainStreet Healthcare Corporation, a Delaware corporation ("MHC") as of and for the twelve months ended September 30, 1997 and the unaudited interim financial statements of MHC for the three months ended December 31, 1997, as presented in the pro forma combined condensed financial statements.

           The pro forma combined condensed balance sheet as of December 31, 1997 gives effect to the Acquisition and the Private Placement as if they had occurred on December 31, 1997 and combines the unaudited balance sheets of UCI and MHC as of that date.

           The pro forma combined condensed statements of operations combine UCI's historical results of operations for the three months ended December 31, 1997 and the fiscal year ended September 30, 1997 with MHC's historical results of operations for the three months ended December 31, 1997 and the twelve months ended September 30, 1997, respectively, giving effect to the Acquisition and the Private Placement as if they had occurred on October 1, 1996.

           After the consummation of the Acquisition, UCI will determine the fair value of significant assets, liabilities and business operations acquired, which may include the use of independent appraisals. In connection with finalizing the purchase price allocation, UCI is currently evaluating the fair value of assets acquired and liabilities assumed. Using this information, UCI will make a final allocation of the excess purchase price, including allocation to the intangibles other than goodwill. Accordingly, the purchase accounting information is preliminary and has been made solely for the purpose of developing such unaudited pro forma combined condensed financial information.

           The Condensed Statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations which would have actually been reported had the Acquisition occurred as of December 31, 1997, or for the three months ended December 31, 1997, or for the fiscal year ended September 30, 1997, nor are the Condensed Statements necessarily indicative of future financial position or results of operations.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                DECEMBER 31, 1997






                                                                                               PRO FORMA              PRO FORMA
                                                   UCI                   MHC                  ADJUSTMENTS             COMBINED
                                            -----------------     ------------------       ------------------    -----------------
Assets
   Cash and cash equivalents                $          ---            $    84,340            $ (1,185,944)   (a)
                                                                                                  (84,340)   (b)
                                                                                                 1,656,000   (c)     $     470,056
   Accounts receivable, net                      6,862,480              1,486,930                 (51,701)   (b)         8,297,709
   Medical supplies inventory                      538,396                 30,310                      ---                 568,706
   Deferred taxes                                  334,945                    ---                      ---                 334,945
   Prepaids and other assets                       629,653                164,947                      ---                 794,600
                                            --------------     ------------------       ------------------       -----------------
       Total current assets                      8,365,474              1,766,527                  334,015              10,466,016
   Property, plant and equipment,
       net                                       4,474,621              1,562,140                (271,909)   (b)         5,764,852
   Deferred taxes                                1,417,237                    ---                      ---               1,417,237
   Goodwill                                      8,437,440              1,515,883                3,644,658   (d)        13,597,981
   Other assets                                    266,380                810,692                      ---               1,077,072
                                            --------------     ------------------       ------------------       -----------------
       Total assets                            $22,961,152             $5,655,242            $   3,706,764            $ 32,323,158
                                            ==============     ==================       ==================       =================

Liabilities and Capital
   Current portion - long-term debt         $      916,411            $   441,204           $    (434,857)   (b)
                                                                                                   350,000   (a)        $1,272,758
   Current debt to employees                       201,518                    ---                      ---                 201,518
   Accounts payable                              2,956,625              1,089,166              (1,089,166)   (b)         2,956,625
   Accrued payroll                                 676,107                373,433                (373,433)   (b)           676,107
   Other accrued liabilities                       371,630                985,441                (483,385)   (b)           873,686
                                            --------------     ------------------       ------------------       -----------------
       Total current liabilities                 5,122,291              2,889,244              (2,030,841)               5,980,694
   Long-term debt, net of current                7,833,551                680,852                (633,249)   (b)         7,881,154
   Non-current debt to employees                   564,782                    ---                      ---                 564,782
                                            --------------     ------------------       ------------------       -----------------
       Total liabilities                        13,520,624              3,570,096              (2,664,090)              14,426,630
                                            --------------     ------------------       ------------------       -----------------

   Preferred stock                                     ---              4,779,000              (4,779,000)   (b)               ---
   Common stock                                    302,608                760,620                (760,620)   (b)
                                                                                                   143,158   (a)
                                                                                                    60,000   (c)           505,766
   Paid-in capital                              16,249,546                 84,478                 (84,478)   (b)
                                                                                                 6,656,842   (a)
                                                                                                 1,596,000   (c)        24,502,388
   Accumulated deficit                         (7,111,626)            (3,538,952)                3,538,952   (b)       (7,111,626)
                                            --------------     ------------------       ------------------       -----------------
       Total capital                             9,440,528              2,085,146                6,370,854              17,896,528

                                            --------------     ------------------       ------------------       -----------------
   Total liabilities and capital               $22,961,152             $5,655,242            $   3,706,764            $ 32,323,158
                                            ==============     ==================       ==================       =================


       UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS AND
        ACCUMULATED DEFICIT FOR THE THREE MONTHS ENDED DECEMBER 31, 1997







                                                                                           PRO FORMA                PRO FORMA
                                                       UCI                MHC             ADJUSTMENTS               COMBINED
                                                ---------------     ---------------     ---------------        ----------------
Revenue                                           $   8,077,876     $     1,641,319     $          ---         $     9,719,195
Operating costs                                       8,243,266           1,602,252           (78,750)   (e)
                                                                                              (37,500)   (f)         9,729,268
     Operating margin                                 (165,390)              39,067            116,250                (10,073)

General and administrative expenses                      25,434             367,670                ---                 393,104
Depreciation and amortization                           406,168              28,051             86,009   (g)
                                                                                                 5,000   (h)           525,228
Income (loss) from operations                         (596,992)           (356,654)             25,241               (928,405)

Interest expense, net                                 (279,351)           (102,320)                ---               (381,671)
Gain (loss) on equipment                                  (439)                 ---                ---                   (439)
                                                ---------------    ----------------     --------------       -----------------
Income (loss) before income tax                       (876,782)           (458,974)             25,241             (1,310,515)
Income tax benefit                                        (558)                 ---                ---                   (558)
                                                ---------------    ----------------     --------------       -----------------

Net income (loss)                                 $   (877,340)     $     (458,974)      $      25,241         $   (1,311,073)
                                                ===============    ================     ==============       =================

Net income (loss) per common and
    common equivalent share                     $        (0.15)             --- (i)                ---       $           (0.13)

Weighted average common shares and
    common share equivalents outstanding              6,041,980             --- (i)                ---              10,255,138


         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997






                                                                                               PRO FORMA             PRO FORMA
                                                      UCI                  MHC                ADJUSTMENTS            COMBINED
                                              ---------------       ----------------       ---------------      ----------------
Revenue                                           $27,924,772          $   6,008,442         $         ---          $ 33,933,214
Operating costs                                    26,466,294              6,790,444             (315,000)  (e)
                                                                                                 (150,000)  (f)       32,791,738
                                              ---------------       ----------------       ---------------       ---------------
  Operating margin                                  1,458,478              (782,002)               465,000             1,141,476

General and administrative expenses                   153,445              1,420,580                   ---             1,574,025
Depreciation and amortization                       1,250,349                335,499               344,036  (g)
                                                                                                    20,000  (h)        1,949,884
                                              ---------------       ----------------       ---------------       ---------------
Income (loss) from operations                          54,684            (2,538,081)               100,964           (2,382,433)

Interest expense, net                               (812,749)              (273,721)                   ---           (1,086,470)

Gain (loss) on equipment                                8,809              (130,990)                   ---             (122,181)
                                              ---------------       ----------------       ---------------       ---------------
Income (loss) before income tax                     (749,256)            (2,942,792)               100,964           (3,591,084)
Income tax benefit                                    665,530                    ---                   ---               665,530
                                              ---------------       ----------------       ---------------       ---------------

Net income (loss)                                $   (83,726)        $   (2,942,792)           $   100,964         $ (2,925,554)
                                              ===============       ================       ===============       ===============

Net income (loss) per common and
     common equivalent share                   $        (.02)                --- (i)                   ---       $        (0.32)

Weighted average common shares and
    common share equivalents outstanding            5,005,081                --- (i)                   ---             9,218,239


      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(a) The pro forma combined condensed balance sheet as of December 31, 1997 has been prepared to give effect to the Acquisition as if it had occurred on December 31, 1997 at an aggregate purchase price of $8,891,950. Pro forma adjustments reflect the following components of the purchase price and its preliminary allocation:

PURCHASE PRICE COMPONENTS:                                       PURCHASE PRICE PRELIMINARY ALLOCATION:
Common Stock valued at $6.8 million                              Accounts receivable.............................   $1,435,229
allocated as follows:
   Stated capital
   (2,863,158 shares, $0.05 par value).............  $  143,158  Inventory.......................................       30,310
   Additional paid-in capital......................   6,656,842  Furniture and equipment.........................    1,290,231
Lease liabilities assumed..........................     556,006  Prepaids and other assets.......................      975,639
Note payable delivered at closing..................     350,000  Goodwill........................................    5,160,541
                                                                                                                     ---------

Cash paid..........................................   1,185,944
                                                     $8,891,950                                                     $8,891,950
                                                      =========                                                      =========


           The presentation of purchase price components reflected above assumes
           (i) the use of a share price of $2.375 in the share price formula of the Acquisition Agreement (resulting in 2,863,158 shares issued), and
           (ii) the selection by MHC of purchase price payment Alternative B as set forth in this Proxy Statement under "The Acquisition - Description of the Agreements - Acquisition Agreement Consideration to be paid in the Acquisition."

(b) Not included in the assets and liabilities of MHC acquired in the Acquisition are the following: certain deposits ($84,340), employee receivables ($51,701), certain furniture and equipment ($271,909), accounts payable ($1,089,166), long-term debt ($1,068,106), payroll and other accrued liabilities ($856,818) and MHC stockholders' equity ($2,085,146).

(c) The pro forma financial statements assume that the $1.8 million Private Placement will be fully subscribed, resulting in net proceeds to UCI of $1,656,000 after payment of placement agent commissions and expenses. Solely for purposes of these pro forma financial statements, the Private Placement is assumed to result in the sale of 1,200,000 shares of Common Stock at a price of $1.50, and the issuance of Common Stock purchase warrants for the purchase of 150,000 shares of Common Stock. The earnings per share computation includes the shares issuable under these warrants.

           The following reflects the effects of the Private Placement on the pro forma financial statements:


           $    60,000    Common Stock (1,200,000 shares, par value $0.05 per share)
             1,596,000    Additional paid-in capital
           -----------
           $ 1,656,000    Net increase in cash

(d) Excess of acquisition cost over the fair values of net assets acquired represents goodwill of $5,160,541, which when reduced by acquired goodwill of $1,515,883 results in a $3,644,658 adjustment to goodwill.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(e) Net decrease in salaries paid to former corporate officers is $78,750 for three months and $315,000 annually.

(f) Net decrease in salaries for clinic based administrative personnel is $37,500 for three months and $150,000 annually.

(g) Amortization of goodwill on a straight line basis over 15 years is $86,009 for three months and $344,036 annually.

(h) Net increase in amortization expense related to building improvements in leased real estate is $5,000 for three months and $20,000 annually.

(i) As a privately held corporation, MHC was not required to, and did not, compute earnings per share.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       UCI MEDICAL AFFILIATES, INC.



                                By:   /S/ M. F. MCFARLAND III, M.D.
                                     --------------------------------
                                      M. F. McFarland III, M.D.
                                      President


Date: April 17, 1998            By:   /S/ JERRY F. WELLS, JR., C.P.A.
                                     --------------------------------
                                     Jerry F. Wells, Jr., C.P.A.
                                     Executive Vice President of Finance and
                                     Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit 2         Acquisition Agreement And Plan of Reorganization dated
                 February 9, 1998, by and among UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation; UCI Medical Affiliates, Inc., a Delaware corporation; MainStreet Healthcare Corporation, a Delaware corporation; MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation; MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation; Prompt Care Medical Center, Inc., a Georgia corporation; Michael J. Dare; A. Wayne Johnson; PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership; and Robert G. Riddett, Jr. (Previously filed with the initial filing of this Report on Form 8- K).

Exhibit 2.1       First Amendment to Acquisition Agreement And Plan of
                 Reorganization dated April 15, 1998, by and among UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation; UCI Medical Affiliates, Inc., a Delaware corporation; MainStreet Healthcare Corporation, a Delaware corporation; MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation; MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation; Prompt Care Medical Center, Inc., a Georgia corporation; Michael J. Dare; A. Wayne Johnson; PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership; and Robert G. Riddett, Jr.

Exhibit 99 News release of UCI Medical Affiliates, Inc. dated February 13, 1998 (Previously filed with the initial filing of this Report on Form 8-K).